EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Trustees
First Financial Holdings, Inc. Sharing Thrift Plan

We consent to the incorporation by reference in the Registration Statement (No. 33-22837) on Form S-8 of First Financial Holdings, Inc., dated June 27, 1988, as amended, of our report dated June 30, 2008 on the First Financial Holdings, Inc. Sharing Thrift Plan financial statements for the years ended December 31, 2007 and 2006 included in the Annual Report (Form 11-K) for the years ended December 31, 2007 and 2006.

/s/Elliott Davis LLC
Columbia, South Carolina
June 30, 2008

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